UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) December 12, 2022

TAUTACHROME, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In action taken December 12, 2022, David LaMountain, the Company’s CEO, retired 43,177,151 of his shares of the Company’s common stock, returning them to the Company’s treasury, in exchange for 431,771 shares of vote preserving, but non-tradable Series G preferred shares of the Company.

In a statement today, Mr. LaMountain said “I’ve been a shareholder of the Company for many years and am in this amazing Company for the long haul. I have no intention of selling my Company shares any time soon and want every other shareholder to know that. For this reason, I’ve had the Company create a series of off-market preferred shares, that are specifically aimed at removing tradable common shares from the market in exchange for vote-preserving but nontrading preferred shares, with no other special preferences. I have acted to use these myself.”

These off-market preferred shares are designated the Series G Preferred Shares and are described in the Certificate of Designations therefor filed with the Corporations Division of the State of Delaware, which certificate is attached hereto as Exhibit 10.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.01	Series G Certificate of Designations
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME, INC.

Date: December 13, 2022	By:	/s/ David LaMountain
David LaMountain
CEO

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